UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 1, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On January 4, 2010, Charles & Colvard, Ltd. (the “Company”) was notified that, effective January 1, 2010, its independent accounting firm FROST, PLLC (“FROST”) and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among FROST and MSWFT (the “Combination Agreement”), each of FROST and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost. As of the date of this report, Frazer Frost is not registered with the Public Company Accounting and Oversight Board (the “PCAOB”); however, such registration is in process. Once Frazer Frost is registered with the PCAOB and upon receipt of an engagement letter from Frazer Frost, the Company’s Audit Committee intends to consider the appointment of Frazer Frost as the Company’s independent registered public accounting firm.

On June 22, 2009, the Company approved the engagement of FROST as its independent registered public accounting firm for the fiscal year ending December 31, 2009. Therefore, FROST has never issued a report on the Company’s financial statements.

Since the date of the Company’s engagement of FROST through the date of this report, there were (i) no disagreements between the Company and FROST on any matters of accounting principles or practices, interim financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of FROST, would have caused FROST to make reference to the subject matter of the disagreements in connection with its report; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and through January 1, 2010, the Company did not consult with Frazer Frost regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that Frazer Frost concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided FROST a copy of the disclosures in this report and has requested that FROST furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not FROST agrees with the Company’s statements in this Item 4.01. A copy of the letter, dated January 7, 2010, furnished by FROST in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
16.1	Letter of FROST, PLLC dated January 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

Date: January 7, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
16.1	Letter of FROST, PLLC dated January 7, 2010